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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT is effective the 1st day of November, 2004, between PEOPLES OHIO FINANCIAL CORPORATION (sometimes hereinafter referred to as POFC) and PEOPLES SAVINGS BANK OF TROY (sometimes hereinafter referred to as PSBT), whose principal places of business are both located at 635 South Market Street, Troy, Ohio 45373, both of whom are hereinafter collectively referred to as "Employer," and RONALD B. SCOTT, whose residence is 194 Little John Road, Troy, Ohio 45373, hereinafter referred to as Employee.

                             1. TERMS OF EMPLOYMENT

            1.1 Initial Term. The Employer hereby employs the Employee and the Employee hereby accepts employment with the Employer for an initial term of three (3) years beginning on November 1, 2004 and terminating on October 31, 2007 (the "Initial Term").

            1.2 Renewal Term. This Employment Agreement and the employment term shall be extended for an additional period of one year (the "Renewal Term") upon
(i) each successive Anniversary Date (November 1 of each year) and (ii) upon the effective date of a Change in Control as hereinafter defined after the Boards of Directors of POFC and PSBT explicitly review and approve all such renewals and extensions. Notice of non-renewal shall be given by either Employee or Employer no earlier than August 1st of each year and no later than October 1st of each year. Upon notice of non-renewal by either party, this Contract shall continue to the end of its Initial Term or to the end of any Renewal Term, whichever is applicable. Any such Renewal Term shall be upon such terms, conditions and for such compensation as the parties shall mutually agree in writing or in the absence of a new writing then upon the terms and conditions contained herein. The mere fact that either party has given notice of non renewal, thereby

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allowing this Employment Agreement to expire at the end of its Initial Term or any Renewal Term, shall not entitle Employee to severance payments or benefits solely by reason of such non-renewal.

            1.3 "Employment Term" Defined. As used herein, the phrase "Employment Term" refers to the entire period of employment of the Employee hereunder, whether for the Initial Term provided above, or extended for Renewal Terms as provided at Section 1.2 above.

                              2. DUTIES OF EMPLOYEE

            2.1 General Duties. Employee has, for over thirteen (13) years served as President - Chief Executive Officer of Employer, and shall continue to serve in that position, with the duties and responsibilities customary to that office. During the Employment Term, Employee's title and specific reporting responsibilities may be changed by action of Employer's Board of Directors in the light of changing circumstances of Employer, including but not limited to a transaction described in Section 4.8 hereof, providing that Employee shall at all times during the term hereof have a substantial executive position in keeping with the dignity and prestige of his present position. He shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Employer, in accordance with any and all governing rules and regulations of regulatory agencies.

            2.2 Devotion of Entire Time to Employer's Business. The Employee shall devote substantially all of his productive time, ability and attention during normal business hours to the business of the Employer during the Employment term. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization for compensation without the prior written consent of the Board of Directors of the Employer; provided, however, that the foregoing shall not preclude reasonable

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participation as a member of the community, civic or similar organization, or the pursuit of personal investments which do not interfere with normal business activities for Employer.

            2.3 No Other Agreements. The Employee shall have no employment contract or other written or oral agreement concerning employment with any entity or person other than Employer.

            2.4 Uniqueness of Employee's Services. The Employee hereby represents that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Employee therefore expressly agrees that the Employer, in addition to any other rights or remedies which the Employer may posses, shall be entitled to injunctive or other equitable relief to prevent a breach of the Agreement by the Employee.

            2.5 Location and Travel. Employee's principal office shall continue to be located in Troy, Ohio throughout the Employment Term. Such office may be relocated, but any relocation of more than 50 miles from Troy, Ohio without the Employee's consent shall be treated as a termination not for cause under Section
4.1 and shall entitle the Employee to all applicable benefits under Section 4.

                           3. COMPENSATION OF EMPLOYEE

            3.1 Salary. As compensation for his services hereunder, the Employee shall, during the first year of his employment hereunder, receive a salary at the same annual rate as at present, payable in accordance with the general payroll practice of Employer and any bonus compensation as determined by the Board of Directors or Compensation Committee. During each succeeding calendar year or portion thereof, his salary shall be adjusted to equal the greater

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of (a) the past year base salary, or (b) such greater amount as determined by the Board of Directors of Employer or the Compensation Committee of the Board of Directors or Employer.

            3.2 Employee Benefits Programs. Employee shall be entitled to continue participation in all employee benefit, bonus, pension, and profit sharing plans and similar programs in which he is now participating, including programs of insurance, civic and social clubs, professional organizations and to participate throughout the Employment Term in these, and in all programs subsequently adopted by Employer for senior management personnel.

                          4. TERMINATION OF EMPLOYMENT

            4.1 By Employer. Employer's Board of Directors may terminate Employee's employment at any time by giving written notice of such termination to Employee in the manner provided below for the giving of notices, such termination to be effective on a date specified therein which is not less than sixty (60) days from the date of such notice; provided, however, any termination other than for cause shall not prejudice the Employee's right to compensation and other benefits under this Agreement during the period of time immediately following his termination equivalent to compensation and benefits as hereinafter described in this Section 4.1 for the greater of (i) one year or (ii) six (6) months increased by two (2) weeks for each completed year of service to Employer ("the Severance Period"). Such compensation shall include Employee's then current regular base pay and bonus equivalent to the Employee's average annual bonus for the last five (5) years (or lesser number of years if Employee has not been employed for five (5) years) prorated to the date of termination, both to be paid in a lump sum at the effective date of termination, but without any discount for such prepayment. Employee's participation in all benefit programs shall continue during the Severance Period as if Employee were still an Employee including Employer ESOP contributions payment of country

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club dues, automobile expenses and accrual of vacation pay. Employer shall pay
Employee's COBRA health insurance expenses during the Severance Period. Employee shall not be eligible for the grant of any additional stock options during the Severance Period, however all stock options held by Employee shall become immediately exercisable, in full, not withstanding any provisions therein for deferred "vesting" based upon the completions of a specified period of employment, and all such options shall remain exercisable, pursuant to the Stock Option Plan for a period of three (3) months from the date of termination of employment. The amounts payable to Employee under this Section 4.1 shall not be reduced by any amounts earned by Employee from other employment or otherwise and the Employee shall be under no duty to seek other employment, or otherwise to mitigate the amounts payable hereunder. Employee shall have the right (but not the obligation) at any time following receipt of notice of termination under this Section 4.1 until the effective date thereof to resign as an officer and/or as a Director of Employer while continuing to serve as an employee at the same compensation, but with such reduction in duties as may be appropriate in order that Employee shall no longer be an officer of Employer within the meaning of
Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

            4.2 Termination for Cause. Employee shall have no right to receive compensation or other benefits for any period after termination for cause. For purposes of this Agreement, "cause" shall include, but not be limited to, termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful and repeated violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

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            4.3 Temporary Suspension. If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under Section 8(e)(3) or (g)(1) or the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion; (a) pay Employee all or part of the compensation withheld while its contract obligations were suspended and (b) reinstate (in whole or in part) any of its obligations which were suspended.

            4.4 Permanent Removal From Office. If Employee is removed from office and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the Order, but vested rights of the contracting parties shall not be affected.

            4.5 Default of Employer. If Employer is in default (as defined in Section 3(X)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the parties under this Agreement shall not be affected.

            4.6 Termination by Regulatory Agency. All obligations under this Agreement may be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Employer (a) by the Director of his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an Agreement to provide assistance to or on behalf of Employer under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act; or (b) by the Director or his or her designee at the time the Director or his or her designee, approves a supervisory merger to resolve

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problems related to operation of Employer or when Employer is determined by the
Director to be in an unsafe or unsound condition. Any rights to the parties that have already vested, however, shall not be affected by such action.

            4.7 Termination by the Employee.

            (a) The Employment Term and the obligations of the Employer and the Employee under this Agreement shall terminate:

                  (i) upon the death of the Employee;

                  (ii) upon the date on which the Employee retires;

                  (iii) if the Employee is incapacitated by accident, sickness, or otherwise so as to render the Employee, for a period of one hundred eighty (180) consecutive days, mentally or physically incapable of performing the services required of the Employee under this Agreement (a "Disability"), and , if requested by the Employer, the basis for such Disability is certified by a licensed physician, and if within thirty days after written notice of potential termination is given, the Employee shall not have returned to the performance of the Employee's duties hereunder on a full-time basis.

      Upon the termination of the Employment Term pursuant to (a) (i) (ii) or
(iii), above, the Employer shall have no further liability or obligation to the Employee under this Agreement except to pay the Employee or his estate (i) all compensation accrued pursuant to Section 3.1 through the Date of Termination and which remains unpaid, and (ii) all sums payable and owed to the Employee as specified in Section 3.2 for expenses and benefits including any accrued but unpaid bonus to which Employee was otherwise entitled , in each case earned before termination of the Employment Term. The accrued bonus shall be paid in normal course after close of the fiscal year based on actual year-end results prorated to the date of the termination.

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            (b) The Employee may also terminate his employment with the Employer at any time, by giving sixty (60) days written notice of such termination to the Employer in the manner provided for the giving of notice in Section 7.1. The Employee shall have no right to receive compensation, Severance Payments or other benefits for any period after the Date of Termination, unless such termination is a result of one of the events described in Section 4.8. Such termination shall not prejudice any remedy which either party may have either at law, in equity, or under this Agreement.

            4.8 Definition and Effect of POFC's Merger, Transfer of Assets, Dissolution or Change in Control. For purposes of this Agreement, a Change in Control shall be deemed to have occurred upon:

            (a) any merger or consolidation where the shareholders of the POFC immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding securities of POFC immediately before such merger or consolidation,

            (b) any sale, lease, exchange or other transfer (or agreement to sell, lease, exchange, or transfer) of all or substantially all of the assets of POFC or PSBT,

            (c) the voluntary or involuntary dissolution of POFC or PSBT, or

            (d) when any person or entity, including a "group" as contemplated by section 13(d) of the Exchange Act acquires beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the POFC entitled to vote in the election of Directors or

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            (e) the individuals who were members of the Board of Directors of
POFC on the Effective Date (the "Current Board Members") cease for any reason (other than the reasons specified in Subsection 3(e)(ii) below) to constitute a majority of the Board of POFC or its successor; however, if the election or the nomination for election of any new director of POFC or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall, for the purposes of this Section 3(e)(i), be considered a Current Board Member;

      Provided however that the term "Change in Control" shall not include any reorganization, merger, consolidation, sale, lease, exchange or similar transaction involving (i) any corporation acquiring more than 50% of the combined voting power of Employer, if immediately prior to or following such acquisition, such Corporation is owned directly or indirectly by persons who were shareholders of POFC immediately prior to the acquisition in the same proportion as their ownership of stock in the Employer immediately prior to such acquisition or (ii) solely POFC and one or more previously wholly owned subsidiaries of POFC.

      Except as provided in Section 4.6, in the event of any such Change in Control, the surviving or resulting entity, the transferee of POFC's assets or the control person shall be bound by and have the benefit of the provisions of this Agreement, and Employer shall take all actions necessary to insure that such entity, transferee or control person is bound by the provisions of this Agreement.

            4.9 Additional Provisions Respecting Severance Payments and Benefits on Termination. In the event of any termination within three (3) years following a Change in Control, in addition to all other rights of Employee hereunder, the following special provisions shall apply as to matters herein specified;

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            4.9.1 All stock options held by Employee shall become immediately exercisable, in full, notwithstanding any provisions therein for deferred "vesting" based on the completion of a specified period of employment, and such options shall remain exercisable, pursuant to the Stock Option Plan for a period of three (3) months from the date of termination of employment.

            4.9.2 (a) In the event that, within three (3) years following a Change in Control, the Employee's employment hereunder is terminated (1) by the Employer or successor to the Employer for any reason other than: (i) for cause; or (ii) as a result of the Employee's retirement, death or disability, or (2) by the Employee, after the occurrence of any of the following:

                  (A) without the express written consent of the Employee, (i)
            the Employee's principal office location is relocated to a location more than fifty (50) miles from Troy, Ohio, (ii) a material diminution in his position, duties, responsibilities or status with the Employer from those in existence on the date of this Agreement,
            (iii) a reduction in his compensation as defined in Section 3.1 or benefits as defined in Section 3.2, (iv) material reduction in his reporting responsibilities, titles or office from those in effect on the date of this Agreement, or v) his removal from a failure to be re-elected to his current position(s), except in each case in connection with the termination of his employment pursuant to
            Section 4.2 or due to the Employee's death, disability or retirement, or

                  (B) the failure by any successor to the Employer to assume this Agreement: (collectively known as an "Involuntary Termination"), then upon the date of Involuntary Termination the Employee shall be entitled to receive the Employee's compensation and benefits payable pursuant to the terms of this

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            Agreement through the date of Involuntary Termination at the rate in effect at the time Notice of Termination is given, and, in lieu of any other severance payments that may become payable under this Agreement, the "Severance Payment" set forth in subparagraph (b) below.

            (b) In the event of an Involuntary Termination, in lieu of any further salary or bonus payments to the Employee for periods subsequent to the date of the Involuntary Termination, the Employer shall pay to the Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, subject to the limitation set forth in subparagraph
(c), Severance Payments in an amount equal to the sum of:

            (i) three hundred percent (300%) of the Employee's average annual base salary and average annual bonus for the most recent five (5) calendar years (or a lesser number of years if employee has not been employed for five (5) years);

            (ii) upon the election of the Employee at his sole discretion, an amount equivalent to the excess, if any, of the aggregate fair market value (measured as of the close of trading on the date of Involuntary Termination) of all shares of any class or series of the Employer's capital stock issuable upon exercise of the outstanding exercisable employee stock options granted to the Employee over the aggregate exercise price of such options; and such options shall thereupon be cancelled and of no further force or effect; and

            (iii) the amount of Employee's COBRA Health Insurance payments for an eighteen (18) month period.

            (c) Voluntary Termination by Employee After One (1) Year of Service Following a Change in Control. Notwithstanding anything hereinabove to the contrary if, after a

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Change in Control, Employee has worked one (1) year following the date of the
Change in Control and if the new Employer and Employee have not reached agreement on a new employment contract, Employee can give notice of termination with or without cause, and receive in lieu of the severance payments under
Section 4.9.2 (a) or (b), subject to the limitations set forth in subparagraph
(d), severance payments in an amount equal to the sum of (i) two hundred percent (200%) of Employee's annual base salary and average annual bonus for the most recent five (5) calendar years (or lesser number of years if Employee has not been employed for five (5) years), plus (ii) upon the election of the Employee at his sole discretion, an amount equivalent to the excess, if any, of the aggregate fair market value (measured as of the close of trading on the date which is one year after a Change in Control) of all shares of any class or series of the Employer's capital stock issuable upon exercise of the outstanding exercisable employee stock options granted to the Employee over the aggregate exercise price of such options; and such options shall thereupon be cancelled and of no further force or effect.

      No Severance Payment shall be due and payable to the Employee under this Agreement in the event the Employee resigns or terminates his employment with the Employer or the Employer terminates the Employee's employment, except as specifically provided in Section 4.9.2(a), (b) or (c) or as provided in Sections
2.5 and 4.1.

            (d) All payments made to the Employee pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder to the extent such laws are applicable to Employer.

            (e) The full Severance Payment shall be made by the Employer to the Employee in a lump sum on the tenth business day (the "Payment Date") following the date of Involuntary Termination; or date of voluntary termination under
Section 4.9.2(c).

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            (f) Any purported termination by the Employer or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7.1 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

            (g) In the event of an Involuntary Termination of Employee, should Employee or the Employee's spouse or any member of the Employee's immediate family residing in Employee's household ("Associate") own any stock of Employer, then at the option of Employee and at the option of Associates of Employee by written notice to Employer, Employer shall use its best efforts, as allowed by law and regulation to cause the stock owned by the Employee or by an Associate of Employee to be purchased by Employer, Employer's ESOP or some other party at the instance of the Employer at the fair market value of the stock, said purchase to occur, if at all, within sixty (60) days following the Involuntary Termination.

                            5. RESTRICTIVE COVENANTS

            5.1 Covenant Not to Compete. As a material inducement to execute this Agreement, and as consideration for the Employer's obligations under Sections 4.1 and 4.9 of this Agreement, Employee agrees that in the event of any Termination of Employment, Employee will not compete with Employer during the one year period beginning on the date of the Termination. ("Compete" shall mean both to engage, directly or indirectly in any business in which Employer has engaged during the term of the Agreement, or in the financial services business in any manner whatsoever, including, but not limited to, competing as a proprietor, partner, investor, stockholder, director, officer, employee, consultant, independent contractor, or

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otherwise, within a geographic area of twenty (20) miles of any office of
Employer. ("Employer" means Peoples Ohio Financial Corporation and any subsidiary thereof and any corporation, partnership, joint venture, company or entity in which Employer or its subsidiaries have a financial interest. Employer may enforce the provisions of this section by suit for damages, injunction, or both. The parties acknowledge that Employer would be irreparably injured by the breach of any provision of this section, and money damages alone would not be an appropriate measure of harm to Employer from such continuing breach. Therefore, equitable relief, including specific performance of these provisions by temporary restraining order, for preliminary and permanent injunction, would be an appropriate remedy for breach by these provisions. This Section 5.1 will not prohibit Employee from directly or indirectly owning or acquiring any capital stock or similar securities that are listed on a securities exchange or quoted on the Nasdaq and do not represent more than 5% of the outstanding capital stock of any financial services company. The Employer and Employee agree that the portion of the compensation payable pursuant to Sections 4.1 or 4.9 of the Agreement shall be Seventy-five percent (75%) of one year of Employee's base salary in effect and annual bonus most recently paid at the time of Employee's termination of employment.

            5.2 Covenant Not to Disclose. Employee recognizes and acknowledges that the knowledge of the business activities and plans for business activities of Employer and affiliates thereof, as such affiliates as may exist from time to time, is a valuable, special and unique asset of the business of Employer. Employee will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of Employer or any affiliate thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever except as required by legal process or pursuant to a formal regulatory

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request. In the event of a breach or threatened breach by Employee of the provisions of this Section, Employer will be entitled to a temporary restraining order, preliminary and permanent injunction restraining Employee from violating the provisions of this Section or from threatening to violate such provisions. Nothing herein will be construed as prohibiting Employer from pursuing any other remedies available to Employer for breach or threaten to breach, including the recovery of money damages from Employee.

            5.3 Non Solicitation. Employee agrees not to solicit customers of the Employer and any affiliates for a period of one (1) year after a termination of Employment. Employee also agrees not to solicit to hire any employees of the Employer or its affiliates for a period of one (1) year after the termination of this Agreement.

               6. REMEDIES IN THE EVENT OF CONTROVERSIES OR BREACH

            6.1 Damages for Breach of Contract. In the event of a breach of this Agreement by either the Employer or the Employee, resulting in damages to the other party, the party so damaged may recover from the breaching party any and all damages that may be sustained, provided, however, that in the event of an Involuntary Termination involving Severance Payments under Section 4.9.2(b) or a voluntary termination by Employee under Section 4.9.2(c), such Severance Payments shall be in full satisfaction of any salary under this Agreement excluding salary earned prior to such Involuntary Termination or such Voluntary Termination but not paid.

            6.2. Arbitration. (a) Except as provided in Paragraph (b) hereunder, any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement which cannot be resolved by the Employee and the Employer, including any dispute as to the calculation of the Employee's benefits or any reduction of the Severance Payment pursuant to

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Section 4.9(c) above, shall, at the instance of either the Employee or the
Employer, be submitted to arbitration in accordance with Ohio law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Employer and the Employee. Judgment may be entered on the arbitrator(s)' award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement; (b) as an exception to the mandatory arbitration provisions of 6.2(a) and 6.3 mediation provisions, Employer and Employee are not bound to arbitrate or mediate any claim or controversy arising out of or relating to this Agreement in the event of a Change in Control or in the event Employer seeks to enforce any of the Restrictive Covenants contained in Section 5 above.

            6.3 Mediation. Prior to submitting a case to arbitration, the parties agree to make a good faith effort to mediate any disputes between them with the use of an impartial third party mediator mutually chosen by the parties.

            6.4 Assistance in Litigation. The Employee shall, during the term of this Agreement and for one full year after the expiration or termination of this Agreement, upon reasonable notice, furnish such information and proper assistance to the Employer as may reasonably required by the Employer in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. All provisions of this Agreement shall be subject to the Employee's compliance with this Section.

                              7. GENERAL PROVISIONS

            7.1 Notices. Any notices to be given hereunder by either party to the other may be affected by personal delivery in writing or by mail, registered or certified postage prepaid

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with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change his address by written notice in accordance with this paragraph. Notice delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of the second day following deposit in the United States mail.

            7.2 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, or other than certain stock option agreements, between the parties hereto with respect to the employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

            7.3 Partial Invalidity. If any provisions of this Agreement are held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

            7.4 Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Employer and any assignee of all or substantially all of its business and properties, except as to such successor or assignee of the Employer, neither this Agreement nor any rights or benefits hereunder may be assigned by the Employer, except by operation of law. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributors, devisees and legatees.

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            7.5 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, Section 563.39 and
563.161 Chapter V, Title 12 of the Code of Federal Regulations and Office of Thrift Supervision Regulatory Bulletin 27(a).

      Executed in Troy, Ohio, as of the day and year first above written.

ATTEST:                              EMPLOYER:

                                     PEOPLES OHIO FINANCIAL CORPORATION

/s/ Allan M. Kappers                 BY: /s/ William J. McGraw
-------------------------------          ---------------------------------------
                                         ITS VICE CHAIRMAN OF THE BOARD

                                     PEOPLES SAVINGS BANK OF TROY

/s/ Laura M. Kangas                  BY: /s/ William E. Lukens
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                                         ITS CHAIRMAN OF THE BOARD

WITNESS:                             EMPLOYEE:

/s/ Allan M. Kappers                 /s/ Ronald B. Scott
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                                     RONALD B. SCOTT

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